UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 19, 2008, SMART Modular Holdings (WWH), Inc. (the "Company") filed with the Securities and Exchange Commission ("SEC") its Definitive Proxy Statement on Schedule 14A related to its annual meeting of shareholders to be held on January 28, 2009. The proxy statement contains a proposal, approved by the Board of Directors of the Company, that the Company's shareholders approve an option exchange program, pursuant to which certain Company employees would be permitted to exchange options with an exercise price higher than $4.00. Officers and directors would not be eligible to participate in the option exchange. The proposal related to the option exhange contained in the proxy statement filed with the SEC is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

If the option exchange is approved by the Company's shareholders, at the time the option exchange is commenced, the Company will provide option holders who are eligible to participate in the option exchange with written materials explaining the precise terms and timing of the option exchange. Persons who are eligible to participate in the option exchange should read these written materials carefully when they become available because they will contain important information about the option exchange. The Company will also file these written materials with the SEC as part of a tender offer statement upon the commencement of the exchange. The Company’s shareholders and option holders will be able to obtain these written materials and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

December 19, 2008	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary